UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2024
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4545 Airport Way
Denver, CO 80239
(720) 374-4550
(Address of principal executive offices, including zip code, and Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Executive Summary

On September 26, 2024, Frontier Group Holdings, Inc. (the “Company”), via wholly owned subsidiaries, entered into a series of transactions designed to provide it with a revolving line of credit available for general corporate purposes as well as increased capacity for financing facilities intended to fund aircraft pre-delivery payments (“PDPs”) due to Airbus S.A.S. (“Airbus”).

In particular, the Company entered into a Revolving Loan Facility (as defined below), which provided $205 million of commitments secured by the Company’s loyalty program and brand-related assets, and which, subject to certain terms, conditions and additional lending commitments, may be increased to $500 million. The Revolving Loan Facility also permits the Company to enter into additional indebtedness secured by the Company’s loyalty program and brand-related assets, which may provide for significant incremental liquidity as desired, to the extent such indebtedness is pari passu to that of the Revolving Loan Facility.

Additionally, the Company entered into new PDP financing facilities and amended its existing PDP Financing Facility (as defined below), which increased the Company’s total PDP financing capacity to approximately $475 million, in the aggregate, relating to aircraft on order from Airbus that are currently scheduled for delivery through 2027 and certain deliveries scheduled in 2028. The Company’s previous PDP facility provided up to $365 million of PDP financing for aircraft deliveries through 2026.

This Executive Summary is qualified by the further descriptions of the Revolving Loan Facility and the PDP borrowing arrangements provided below.

Revolving Loan Facility

On September 26, 2024, Frontier Brand Intellectual Property, LTD (the “Brand IP Borrower”) and Frontier Loyalty Programs, LTD (the “Loyalty IP Borrower,” and together with the Brand IP Borrower, the “Borrowers”), each an exempted company incorporated with limited liabilities under the laws of the Cayman Islands, executed a Revolving Loan and Guaranty Agreement (the “Revolving Loan Facility”) among the Borrowers, the lenders from time to time party thereto, and Citibank N.A., as the administrative and collateral agent, pursuant to which the lenders party thereto provided $205 million of commitments under a revolving loan facility. The Revolving Loan Facility may be increased to up to $500 million in aggregate borrowings, subject to certain terms, conditions and additional lending commitments (of which there can be no assurance). No amounts were borrowed at the closing of the Revolving Loan Facility. The Revolving Loan Facility is guaranteed by the Company, Frontier Airlines Holdings, Inc., a wholly owned subsidiary of the Company (“Frontier Airlines Holdings”), Frontier Airlines, Inc., a wholly owned subsidiary of the Company (“Frontier,” and collectively with the Company and Frontier Airlines Holdings, the “Parent Guarantors”), Frontier Finance 1, Ltd. (“HoldCo 1”), a direct wholly owned subsidiary of Frontier and Frontier Finance 2, Ltd., a direct wholly owned subsidiary of HoldCo 1 and indirect wholly owned subsidiary of Frontier (“HoldCo 2,” and collectively with HoldCo 1, the “Cayman Guarantors” and, collectively with the Parent Guarantors, the “Guarantors”).

Payment Terms under the Revolving Loan Facility

Loans borrowed under the Revolving Loan Facility (the “Revolving Loans”) will bear interest at the Term Secured Overnight Financing Rate (“SOFR”), plus the applicable margin per annum, payable in quarterly installments on January 15, April 15, July 15 and October 15 of each year, beginning October 15, 2024 (each a “Payment Date”). Additionally, the Revolving Loan Facility requires a commitment fee at rates specified therein, which vary based on the level of outstanding loans as compared to the committed amount. The scheduled final maturity date of the Revolving Loan Facility is in September 2027.

Optional prepayment of some or all of the Revolving Loans outstanding under the Revolving Loan Facility is permitted at any time or from time to time.

The Revolving Loan Facility contains mandatory prepayment provisions triggered upon (i) the issuance or incurrence by the Borrowers or the Cayman Guarantors of certain indebtedness or (ii) the receipt by the Company or its affiliates of net proceeds from pre-paid mile purchases exceeding certain thresholds. Each of these prepayments would also require payment of applicable accrued interest and commitment fees. Certain other events, including the occurrence of a change of control with respect to the Company and certain collateral sales exceeding a specified threshold, will also trigger mandatory repurchase or mandatory prepayment provisions under the Revolving Loan Facility.

Certain Other Terms under the Revolving Loan Facility

Subject to certain permitted liens and other exceptions, the Revolving Loan Facility and guarantees provided by the Guarantors will be secured by a first-priority security interest in, and pledge of, various agreements with respect to the Company’s customer loyalty programs, including Discount Den (collectively, the “Frontier Loyalty Programs”), and the material agreements related to the Frontier Loyalty Programs (collectively, the “Frontier Miles Agreements”) (including all payments thereunder) and rights under an intercompany agreement and certain IP Licenses (as defined below), certain rights under the Frontier Miles Agreements, certain deposit accounts that will receive cash under the Frontier Miles Agreements and Discount Den, certain reserve accounts, the equity of each of the Cayman Guarantors and substantially all other assets of Cayman Guarantors (collectively, the “Collateral”).

The Revolving Loan Facility will be the Borrowers’ senior secured obligation. The Revolving Loan Facility (i) will rank equally in right of payment to all of the Borrowers’ existing and future senior indebtedness, (ii) is effectively senior to all existing and future indebtedness of the Borrowers that is not secured by a lien, or is secured by a junior-priority lien, on the Collateral to the extent of the value of the Collateral, (iii) is effectively subordinated to any existing or future indebtedness of the Borrowers that is secured by liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets and (iv) ranks senior in right of payment to the Borrowers’ future subordinated indebtedness.

The guarantees provided by each Guarantor (other than the Company and Frontier Airlines Holdings) will be such Guarantor’s (other than the Company and Frontier Airlines Holdings) senior secured obligations. These guarantees (i) will rank equally in right of payment to all of the Guarantors’ (other than the Company and Frontier Airlines Holdings) existing and future senior indebtedness, (ii) are effectively senior to all existing and future indebtedness of the Guarantors that is not secured by a lien, or is secured by a junior-priority lien, on the Collateral to the extent of the value of the Collateral, (iii) are effectively subordinated to any existing or future indebtedness of the Guarantors (other than the Company and Frontier Airlines Holdings) that is secured by liens on assets that do not constitute a part of the Collateral to the extent of the value of such assets and (iv) rank senior in right of payment to the Guarantors’ (other than the Company and Frontier Airlines Holdings) future subordinated indebtedness.

The Revolving Loan Facility and guarantees of the Guarantors (other than the Company and Frontier Airlines Holdings) will also be structurally subordinated to all existing and future obligations of the Company’s subsidiaries, other than the Borrowers, that do not guarantee the Revolving Loan Facility.

The guarantees provided by the Company and Frontier Airlines Holdings will be the Company’s and Frontier Airlines Holdings’ senior unsecured obligations. None of the Company’s and Frontier Airlines Holdings’ obligations under such guarantees will be secured by the Collateral (all of which is owned by the Borrowers and Cayman Guarantors). Such guarantees will rank pari passu in right of payment to all of the Company’s and Frontier Airlines Holdings’ existing and future indebtedness that is not by its terms expressly subordinated to such guarantees. Such guarantees will be effectively subordinated to all of the Company’s and Frontier Airlines Holdings’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future liabilities of each of the Company’s and Frontier Airlines Holdings’ subsidiaries (other than the Borrowers and Cayman Guarantors).

The Revolving Loan Facility contains certain covenants that limit the ability of the Borrowers, the Cayman Guarantors and, in certain circumstances, the Company to, among other things: (i) make restricted payments; (ii) incur certain additional indebtedness, including with respect to sales of pre-paid miles during any fiscal year; (iii) sell, transfer or otherwise convey the Collateral; (iv) create or incur certain liens on the Collateral; (v) engage in certain business activities; (vi) merge, consolidate or sell assets; and (vii) terminate, amend, waive, supplement or modify any IP Agreement (as defined in the Revolving Loan Facility), except under certain circumstances.

The Revolving Loan Facility also requires the Borrowers to comply with (i) certain affirmative covenants, (ii) certain reporting requirements and (iii) the use of commercially reasonable efforts to cause sufficient counterparties to Frontier Miles Agreements to direct payments of transaction revenue into a collections account. In addition, the Revolving Loan Facility requires the Company to meet a Debt Service Coverage Ratio (as defined in the Revolving Loan Facility), as well as maintaining minimum liquidity as set forth in the Revolving Loan Facility.

The existence of the Revolving Loan Facility is not expected to result in any change in the operation of the Frontier Miles or Discount Den programs.

Subject to certain materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods, the Revolving Loan Facility also includes certain customary events of default, including payment defaults, covenant defaults, cross-defaults to certain indebtedness, bankruptcy events and a change of control of a Borrower. Upon the occurrence of an event of default, at the discretion of the Required Lenders (as defined in the Revolving Loan Facility), the outstanding obligations under the Revolving Loan Facility may be accelerated and become due and payable immediately.

Terms of Certain Intercompany Agreements Related to the Revolving Loan Facility

In connection with the entry into and issuance of the Revolving Loan Facility, Frontier, Loyalty IP Borrower and the Cayman Guarantors entered into a series of transactions that resulted in the transfer to Loyalty IP Borrower of, among other things, Frontier’s rights to certain data and other intellectual property used in the Discount Den program and certain rights of Frontier under specified Frontier Miles Agreements (collectively, the “Loyalty Program Intellectual Property”). Loyalty IP Borrower entered into a license agreement with HoldCo2 pursuant to which Loyalty IP Borrower granted to HoldCo2 an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide, royalty-bearing license to use the Loyalty Program Intellectual Property (the “HoldCo2 Loyalty Program License”), and HoldCo2 in turn granted to Frontier an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide, royalty-bearing sublicense to use the Loyalty Program Intellectual Property (together with the HoldCo2 Loyalty Program License, the “Loyalty IP Licenses”). Additionally, in connection with the entry into and issuance of the Revolving Loan Facility, Frontier, Brand IP Borrower and the Cayman Guarantors entered into a series of transactions that resulted in the transfer to Brand IP Borrower of, among other things, Frontier’s rights to trademarks and domain names (collectively, the “Brand Intellectual Property”). Brand IP Borrower entered into a license agreement with HoldCo2 pursuant to which Brand IP Borrower granted to HoldCo2 an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide license to use the Brand Intellectual Property (the “HoldCo2 Brand License”), and HoldCo2 in turn granted to Frontier an exclusive, irrevocable (subject to certain termination rights), perpetual, worldwide sublicense to use the Brand Intellectual Property (together with the HoldCo2 Brand License, the “Brand IP Licenses” and, together with the Loyalty IP Licenses, the “IP Licenses”). The Loyalty IP Licenses and Brand IP Licenses will terminate, and Frontier’s right to use the Loyalty Program Intellectual Property and Brand Intellectual Property will cease, upon specified termination events, including, but not limited to, the occurrence of an event of default under the Revolving Loan Facility.

Pre-delivery Payment Term Loan Agreement

On September 26, 2024, in connection with the financing of PDPs with respect to certain aircraft that Frontier has on order, Vertical Horizons JSA Limited, as borrower (“Vertical Horizons JSA”), entered into an agreement, by and among Vertical Horizons JSA, JSA International U.S. Holdings, LLC, as administrative agent and lender and Bank of Utah, as security trustee (the “PDP Term Loan Agreement”). In connection with the execution of the PDP Term Loan Agreement, Vertical Horizons JSA, International Aero Engines, LLC, Bank of Utah, JSA International U.S. Holdings, LLC, Frontier, and Airbus entered into certain related agreements providing for, among other things, step-in and other rights customary for financings of this nature, and Frontier, Frontier Airlines Holdings, and the Company entered into guarantees in favor of Bank of Utah, as security trustee.

The lender party thereto provided a commitment for a $150 million term loan (the “PDP Term Loan”), of which $130 million was drawn at closing. The PDP Term Loan bears interest at Term SOFR, plus the applicable margin per annum, payable in quarterly installments. Additionally, the PDP Term Loan Agreement requires a commitment fee at an applicable margin specified therein based on the level of outstanding loan amounts as compared to the committed amount. The scheduled maturity date of the PDP Term Loan is September 2027, at which point any outstanding balance will be owed in full.

The PDP Term Loan Agreement contains financial covenants regarding the Company’s debt service ratio and liquidity. The PDP Term Loan Agreement also contains other customary covenants and events of default for credit facilities of this type. Upon an event of default that is not cured or waived within any applicable cure period, in addition to other remedies that may be available to the lenders, the commitments under the PDP Term Loan Agreement may be terminated and the obligations under the PDP Term Loan Agreement may be accelerated, in each case subject to the terms and limitations contained therein. The PDP Term Loan is collateralized by the Company’s associated purchase agreement for certain aircraft deliveries.

PDP Financing Facility Amendment

On September 26, 2024, in connection with the financing of PDPs with respect to certain aircraft that Frontier has on order (the “PDP Financing Facility”), Vertical Horizons, Ltd., as borrower, entered into a Tenth Amended and Restated Credit Agreement, by and among Vertical Horizons, Ltd., Bank of Utah, as facility agent and security trustee, and each lender party thereto (the “Credit Agreement”). In connection with the execution of the Credit Agreement, Vertical Horizons, Ltd., International Aero Engines, LLC, Bank of Utah, Frontier, Airbus and the lenders with respect to the PDP Financing Facility amended and restated certain related agreements providing for, among other things, step-in and other rights customary for financings of this nature, and Frontier, Frontier Airlines Holdings, and the Company entered into amended and restated guarantees in favor of Bank of Utah, as security trustee (together with the Credit Agreement, the “Amendment and Restatement”). The Amendment and Restatement, among other things, reduced the number of lenders and terminated their related commitments resulting in a decrease of the aggregate commitments under the PDP Financing Facility from $365 million to $135 million and excluded certain PDPs and the related collateral from the PDP Financing Facility. The lenders removed from the PDP Financing Facility pursuant to the amended Credit Agreement have provided financing commitments through the Revolving Loan Facility outlined above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

PDP Funding Agreement

On September 26, 2024, in connection with the funding requirements of PDPs with respect to certain aircraft that Frontier has on order from Airbus, Frontier executed an agreement with a financial institution that would fund PDPs related to those certain aircraft (the “PDP Funding Agreement”) up to a maximum capacity of $193 million. Frontier is also party to sale leaseback transactions with this financial institution for each of the aircraft subject to this PDP Funding Arrangement.

The PDP Funding Agreement requires a financing fee at a rate of the U.S. Treasury Note Rate, plus an applicable margin per annum, payable in quarterly installments. Repayments under the PDP Funding Agreement generally become due as the covered aircraft are delivered. The final aircraft delivery related to the PDP Funding Agreement is scheduled for delivery in August 2026 at which time the PDP Funding Agreement will mature. The PDP Funding Agreement is collateralized by the Company’s associated purchase agreement for certain aircraft deliveries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: September 30, 2024	By:	/s/ Howard M. Diamond
Howard M. Diamond
Executive Vice President, Legal and Corporate Affairs